UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2020 (March 2, 2020)

MJ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55900	20-8235905
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1300 South Jones Blvd., Suite 104, Las Vegas, NV 89146

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 702-879-4440

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2020, MJ Holdings, Inc.’s (the “Company”) Treasurer and Chief Financial Officer, Laurence Ruhe tendered his resignation to the Company’s Board of Directors (the “Board”). The Board accepted Mr.Ruhe’s resignation effective immediately. Mr. Ruhe also stepped down as an advisor to the Company’s Audit Committee. Mr. Ruhe was responsible for preparing all of the Company’s financial statements and public information filings and he worked closely and tirelessly with the Company’s independent registered accountants to bring all of the Company’s filings current with the U.S. Securities and Exchange Commission. In December of 2019 the Board granted Mr. Ruhe a bonus of 100,000 shares of the Company’s common stock in recognition of his diligent commitment to bring the Company’s SEC filings current, the stock grant is restricted pursuant to Rule 144 of the Securities Act of 1933. Additionally, pursuant to the terms of Mr. Ruhe’s employment contract with the Company Mr. Ruhe shall forfeit 11,709 shares of invested common stock previously issued to Mr. Ruhe. The Board has commenced a search to find a suitable individual to replace Mr. Ruhe.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2020	MJ HOLDINGS, INC.

	By:	/s/ Paris Balaouras
Paris Balaouras
Chief Executive Officer

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